                AS FILED WITH THE COMMISSION ON JANUARY 18, 2000
                                                    REGISTRATION NO. 333-
                                                                        ------
------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                                LEAR CORPORATION
             (exact name of registrant as specified in its charter)

                 Delaware                                13-3386776
      (State of other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)

           21557 Telegraph Road                          48086-50085
           Southfield, Michigan                          (zip code)
 (Address of principal executive offices)

                 LEAR CORPORATION HOURLY RETIREMENT SAVINGS PLAN
  (f/k/a Lear Corporation Non-Bargaining Hourly Retirement Savings Plan and the
      Lear Corporation Bargaining Hourly Umbrella Retirement Savings Plan)
                            (Full Title of the Plan)
                             ----------------------
                               JOSEPH F. MCCARTHY
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                LEAR CORPORATION
                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                     (Name and address of agent for service)
                                 (248) 447-1500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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 TITLE OF SECURITIES TO BE        AMOUNT TO BE         PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM      AMOUNT OF REGISTRATION
      REGISTERED (1)             REGISTERED (1)           PRICE PER SHARE (2)          OFFERING PRICE (2)                FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value                            300,000 shares                 $ 35.4375                $ 10,631,250               $ 2,806.65
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Lear Corporation Hourly Retirement Savings Plan.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of common stock, par value $.01 per share, which may be offered pursuant to the Lear Corporation Hourly Retirement Savings Plan as a result of stock splits, stock dividends and certain other events.
(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average high and low prices reported for shares on the New Stock Exchange Composite Tape on January 13, 2000, which was $35.4375.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this registration statement registers an additional 300,000 shares of common stock, par value $.01, of Lear Corporation that may be awarded under the Lear Corporation Hourly Retirement Savings Plan (f/k/a the Lear Corporation Non-Bargaining Hourly Retirement Savings Plan and the Lear Corporation Bargaining Hourly Retirement Savings
Plan). Registration Statement No. 333-16415, as filed on November 19, 1996, registered 200,000 shares of common stock to be issued under two plans: (1) the Lear Corporation Non-Bargaining Hourly Retirement Savings Plan and (2) the Lear Corporation Bargaining Hourly Retirement Savings Plan. Effective as of January 1, 2000, the two plans originally listed on Registration Statement No. 333-16415 were merged to form the Lear Corporation Hourly Retirement Savings Plan. With this Registration Statement, Lear Corporation registers an additional 300,000 shares of additional common stock to be issued under the Lear Corporation Hourly Retirement Savings Plan.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

     The content of the Registration Statement on Form S-8 as filed on November 19, 1996, Registration Statement No. 333-16415 is hereby incorporated by reference into this registration statement.

Item 8.  Exhibits

         Exhibit
         Number   Description
         ------   -----------
         23.1     Consent of Arthur Andersen LLP
         23.2     Consent of PricewaterhouseCoopers LLP
         23.3     Consent of Deloitte and Touche LLP
         24.1     Powers of Attorney (included on the signature page hereof)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Lear Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan, on the 14th day of January, 2000.

                                      LEAR CORPORATION

                                      By:      /s/ Kenneth L. Way
                                               ---------------------------
                                               Kenneth L. Way,
                                               Chairman of the Board and
                                               Chief Executive Officer

     KNOW BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Way, James H. Vandenberghe and Joseph F. McCarthy, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                                       DATE
---------                         -----                                       ----

/s/ Kenneth L. Way                Chairman of the Board and Chief Executive
--------------------------        Officer (principal executive
Kenneth L. Way                    officer)                                    January 14, 2000

/s/ Robert E. Rossiter            Director, President and Chief
--------------------------        Operating Officer                           January 14, 2000
Robert E. Rossiter

/s/ James H. Vandenberghe         Director and Vice Chairman of the
--------------------------        Board                                       January 14, 2000
James H. Vandenberghe

/s/ Donald J. Stebbins            Senior Vice President and Chief
--------------------------        Financial Officer (principal financial
Donald J. Stebbins                and accounting officer)                     January 14, 2000

/s/ David Bing                    Director
--------------------------                                                    January 14, 2000
David Bing

/s/ Irma B. Elder                 Director
--------------------------                                                    January 14, 2000
Irma B. Elder

/s/ Larry W. McCurdy              Director
--------------------------                                                    January 14, 2000
Larry W. McCurdy

/s/ Roy E. Parrott                Director
--------------------------                                                    January 14, 2000
Roy E. Parrott

/s/ Robert W. Shower              Director
--------------------------                                                    January 14, 2000
Robert W. Shower

/s/ David P. Spalding             Director
--------------------------                                                    January 14, 2000
David P. Spalding

/s/ James A. Stern                Director
--------------------------                                                    January 14, 2000
James A. Stern

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on January 14, 2000.



                         LEAR CORPORATION HOURLY RETIREMENT
                         SAVINGS PLAN

                         By:      Lear Corporation, as Plan Administrator



                         By:      /s/ Michael Miller
                                  ----------------------------------------------
                                  Name:  Michael Miller
                                  Title:  Secretary, Employee Benefits Committee

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER   DESCRIPTION
         ------   -----------
         23.1     Consent of Arthur Andersen LLP
         23.2     Consent of PricewaterhouseCoopers LLP
         23.3     Consent of Deloitte and Touche LLP
         24.1     Powers of Attorney (included on the signature page hereof)